SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                APRIL 28, 2000

                         BOONTON ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

      NEW JERSEY                     0-2364                   22-1543137
(State or other jurisdiction        (Commission File         (IRS Employer
 of incorporation)                   Number)                 Identification No.)

          25 EASTMANS ROAD, P.O. BOX 465, PARSIPPANY, NEW JERSEY 07054
                    (Address of principal executive offices)

                                (973) 386-9696
              (Registrant's telephone number, including area code)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On April 28, 2000, Boonton Electronics Corporation has entered into Amendment No. 1 to the Agreement and Plan of Reorganization dated as of March 2, 2000 with Wireless Telecom Group, Inc. and WTT Acquisition Corp., a wholly owned subsidiary of Wireless, whereby Boonton will be acquired by and become a wholly owned subsidiary of Wireless. The amendment sets forth the intention of the parties that the merger be accounted for as a pooling of interests and contains representations and covenants on behalf of the parties relating to the conditions necessary to be satisfied to account for the merger as a pooling. The amendment also extends the expected completion date for the merger to July 14, 2000.

Boonton's common stock is quoted on the OTC Electronic Bulletin Board under the symbol "BOON" and Wireless' common stock is traded on the American Stock Exchange under the symbol "WTT".

A registration statement (containing a proxy statement/prospectus) relating to the proposed merger and shares of Wireless common stock to be issued in connection therewith has been filed by Wireless with the Securities and Exchange Commission but has not yet become effective and is subject to change prior to effectiveness. Wireless common stock to be issued in the merger may not be offered or sold prior to the time the registration statement becomes effective. Following the time the registration statement becomes effective, a proxy statement/prospectus will be mailed to Boonton stockholders for their consideration in voting upon the merger.

      EXHIBITS

2.1 Amendment No. 1 dated April 28, 2000 to Agreement and Plan of Reorganization dated as of March 2, 2000 among Wireless Telecom Group, Inc., WTT Acquisition Corp., Boonton Electronics Corporation and the shareholders of Boonton Electronics Corporation named therein (incorporated herein by reference to the Registration Statement on Form S-4 of Wireless Telecom Group, Inc., Registration No. 333-35980, filed May 1, 2000).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BOONTON ELECTRONICS CORPORATION



                                    By: /s/ YVES GUYOMAR
                                        ---------------------------
                                        Yves Guyomar, President


Date:  May 9, 2000

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